UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2017 (July 21, 2017)

FRED’S, INC.
(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-14565

Tennessee	62-0634010
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

4300 New Getwell Road, Memphis, Tennessee 38118
(Address of principal executive offices)

(901) 365-8880
Registrant’s telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.02         TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.
Termination of Commitment Letters

As previously disclosed, on June 9, 2017, Fred’s, Inc. (the “Company”) entered into a second amended and restated commitment letter with Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”), Regions Bank, Regions Capital Markets, a Division of Regions Bank, and Citizens Bank, N.A. (the “Second Amended and Restated ABL Commitment Letter”), and an amended and restated commitment letter with MLPFS, TPG Specialty Lending Inc. and certain of its affiliated funds, certain affiliated funds of Birch Grove Capital LP, Crystal Financial LLC, Gordon Brothers Finance Company, LLC, Pathlight Capital LLC, Silver Point Specialty Credit Fund, L.P., Tennenbaum Capital Partners, LLC, Great American Capital Partners, LLC, certain affiliated funds of Apollo Global Management, certain affiliated funds of Cerberus Business Finance LLC, KKR Credit Advisors US LLC and certain of its affiliates, managed funds and accounts, and White Oak Asset Finance (the “Amended and Restated Term Loan Commitment Letter”).

In light of the termination of that certain Asset Purchase Agreement, dated as of December 19, 2016, by and between the Company, AFAE, LLC, Rite Aid Corporation and Walgreens Boots Alliance, Inc., on July 21, 2017, the Company provided notice to the parties identified above of its immediate termination of the Second Amended and Restated ABL Commitment Letter and Amended and Restated Term Loan Commitment Letter. In connection with such termination, the Company will pay the applicable termination fees contemplated by the Second Amended and Restated ABL Commitment Letter and Amended and Restated Term Loan Commitment Letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRED’S, INC.
(Registrant)

Date: July 26, 2017	By:	/s/ Jason Jenne
	Name:	Jason Jenne
	Title:	Executive Vice President, Chief Financial Officer and Secretary